Exhibit 5.1

[Letterhead of Morgan, Lewis & Bockius LLP]

May 16, 2011

Artesian Resources Corporation
664 Churchmans Road
Newark, Delaware 19702

RE:           Artesian Resources Corporation, Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Artesian Resources Corporation, a Delaware corporation (the “Company”), in connection with the filing of the referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”).  The Registration Statement relates to the proposed offering and sale by the Company from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) of up to $30,000,000 aggregate offering price of shares of Class A Non-Voting Common Stock of the Company, par value $1.00 per share (the “Class A Non-Voting Common Stock”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation of the Company (the “Certificate”), the Bylaws of the Company (the “Bylaws”), certain resolutions (the “Resolutions”) of the Company’s Board of Directors (the “Board”) relating to the Registration Statement, and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. With respect to matters of fact relevant to our opinions set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us and representations of officers of the Company.  We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

For the purpose of the opinions set forth below, we have assumed, without independent investigation or verification, that (1) the issuance, sale and delivery of the shares of Class A Non-Voting Common Stock to be offered from time to time will be duly authorized and established, in accordance with the Certificate, the Bylaws and applicable Delaware law (each, a “Board Action”), and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject; and (2) a definitive purchase, underwriting or similar agreement with respect to the Class A Non-Voting Common Stock offered or issued will have been duly authorized, validly executed and delivered by the Company and the other parties thereto.

Subject to the foregoing and the other matters set forth herein, we are of the opinion that the shares of Class A Non-Voting Common Stock have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Registration Statement and the applicable Prospectus Supplement, will be validly issued, fully paid and non-assessable.

In rendering the opinions set forth above, we have assumed that, at the time of issuance and delivery of the Class A Non-Voting Common Stock, the Resolutions will not have been modified or rescinded, and there will not have occurred any change in the law affecting the authorization, issuance or delivery of the Class A Non-Voting Common Stock.

The opinion expressed herein is limited to the Delaware General Corporation Law and we express no opinion with respect to the laws of any other state or jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ MORGAN, LEWIS & BOCKIUS LLP